HomeStreet Announces a Common Stock Dividend of $0.35 Per Share

SEATTLE – July 29, 2022 – HomeStreet, Inc. (Nasdaq: HMST) (“HomeStreet”), the parent company of HomeStreet Bank (the “Bank” and together with HomeStreet, the “Company”), today announced that the Board of Directors approved a $0.35 per share quarterly dividend. The dividend is payable on August 23, 2022 to shareholders of record at the close of business on August 9, 2022.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.
Contacts:
Executive Vice President and Chief Financial Officer:
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

or

Media Relations:
Misty Ford, 206-876-5506
misty.ford@homestreet.com